UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

Nabors Red Lion Limited

Canon’s Court

22 Victoria Street

Hamilton HM12 Bermuda

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2016, C&J Energy Services Ltd. (“C&J”) obtained and entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain of the lenders party to that certain Credit Agreement, dated as of March 24, 2015 (as amended or otherwise modified on or prior to the date hereof, the “Credit Agreement”), with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto. Pursuant to the Forbearance Agreement, the Administrative Agent and the lenders party thereto have agreed to forbear from exercising default remedies or accelerating any indebtedness through June 30, 2016 in respect of C&J’s failure to satisfy the minimum cumulative consolidated EBITDA covenant set forth in the Credit Agreement as of March 31, 2016 (the “Covenant Violation”) and any non-payment by C&J of the interest, commitment fees and/or letter of credit fees due to the lenders thereunder (the “Payment Defaults”). As long as the Forbearance Agreement is in effect, C&J and its subsidiaries will be required to comply generally with various provisions of the Credit Agreement which apply during an event of default.

C&J is actively negotiating with the lenders to address the Covenant Violation and the Payment Defaults, including with respect to alternatives to its current capital structure. C&J is also exploring available financing and restructuring options. If the Forbearance Agreement is not extended beyond June 30, 2016, the lenders could take certain actions following that date, including terminating the revolving commitments, declaring the unpaid principal amount of outstanding loans immediately due and payable, and requiring letters of credit to be cash collateralized.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

For additional discussion of the known, material risks associated with the Company’s ongoing negotiations with the lenders regarding the matters discussed herein, please see “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 (“Quarterly Report”), as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in Part I, Item 2 of the Quarterly Report for a more detailed discussion of the Credit Agreement, including the Covenant Violation.

Item 7.01	Regulation FD Disclosure

On June 1, 2016, C&J issued a press release announcing the entry into the Forbearance Agreement, a copy of which is furnished as Exhibit 99.1 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Forbearance Agreement, dated as of May 31, 2016, by and between C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co., certain other Loan Parties identified on the signature pages thereto and Bank of America, N.A., in its capacity as Administrative Agent under the Credit Agreement and on behalf of the lenders agreeing thereto.

99.1	Press release dated June 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: June 1, 2016	By:	/s/ Brian Patterson
Brian Patterson
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Forbearance Agreement, dated as of May 31, 2016, by and between C&J Energy Services Ltd., CJ Lux Holdings S.à r.l., CJ Holding Co., certain other Loan Parties identified on the signature pages thereto and Bank of America, N.A., in its capacity as Administrative Agent under the Credit Agreement and on behalf of the lenders agreeing thereto.

99.1	Press release dated June 1, 2016